EXHIBIT 3.169

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 03/20/2001
010135423 – 3370553

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

RADNOR PROPERTIES-555 L.A, L.P.

          THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

          FIRST: The name of the limited partnership is Radnor Properties-555 LA, L.P.

          SECOND: The name and address of the Registered Agent is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

          THIRD: The name and mailing address of the general partner is as follows:

Radnor GP-555 L.A, L.L.C.
Plymouth Meeting Office Campus
600 W. Germantown Pike, Suite 221
Plymouth Meeting, PA 19462

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Radnor Properties-555 L.A, L.P. as of the 19th day of March, 2001.

GENERAL PARTNER:

RADNOR GP-555 L.A, L.L.C.

By:	/s/ Frank J. Ferro

Frank J. Ferro, Executive Vice President